iQSTEL Issues May 2019 Shareholder Letter (10-Q)

NEW YORK, NY -- (Marketwired) – 20/05/2019 - iQSTEL Inc. (OTC PINK: IQST) today issued a letter to shareholders.

LETTER TO OUR SHAREHOLDERS

Dear Shareholders:

On behalf of our management team, I would like to present this letter to shareholders of our Company in order to review the most relevant issues related to our financial results for the quarter ended March 31, 2019 disclosed in the Form 10-Q recently filed; commercial operations; and the activities the Company is currently performing during this second quarter.

iQSTEL Corporate Financial Highlights:

These Q1 2019 financial results include the iQSTEL corporate expenses, the iQSTEL securities accounting adjustments, and the ETELIX operating results.

a)Revenues: We obtained revenues of $4,163,203 in Q1 2019 representing an increase of 90.96% compared to $2,180,165 in Q1 2018, mainly as a result of the strengthening of our commercial position in the African market, which stems from the excellent commercial execution performed by our office in Spain.

b)Gross Margin (Percentage of the Revenue): Our gross margin was 10.46% in Q1 2019 showing an important increase of 7.09% compared to 9.77% in Q1 2018.

c)Operating Income (Percentage of Revenue):. This metric also shows an important increase of 44.02% when comparing the result of Q1 2019 of 5.9% to the result of Q1 2018 of 4.1%.

d)Net Income: The quarter ending March 31, 2019 showed a negative Net Income of ($1,025,528), which was mainly due to the change in the fair value of non-cash derivative liabilities of convertible notes in the amount of $1,008,069 and interest expenses of $265,037. We plan to use funds from our Reg-A offering, which is not yet qualified, to redeem these convertible notes, and thus eliminate these non-cash derivatives. We believe this will allow the Company’s balance sheet to increase by the derivative amount, and allow the Company to substantially decrease its cost of capital by decreasing interest (cash and non-cash) expenses in our operations.

ETELIX Financial Highlights:

As our current main operative subsidiary, we are pleased to highlight the following aspects on Etelix’s performance:

1.2019 Sales Guidance: based on the revenue growth achieved during the first quarter of the year ($4,163,203), we expect our sales will reach a total of $17 million for FY-2019.

2.Etelix 1Q Operating Profit: Etelix’s operating profit for Q1-2019 was $362,127 representing a 282% increase over last year’s Q1 2018 results of $94,813.

SWISSLINK Acquisition:

As we previously announced, we have executed a Purchase Agreement, subject to certain closing conditions, for the acquisition of 51% of the capital stock of SwissLink Carrier AG. Details of this transaction can be found in the Form 8-K filed in April 4, 2019. We have begun the pending activities to complete the closing, the most relevant is related to the full audit of Swisslink financial statements.

Reg-A offering status and our corporate value strategy:

We first filed our Reg-A (Form 1-A) in February 19th, with three amendments being filed in the following weeks, the last one on April 15th. Those amendments have been as a result of comments and questions received from the SEC about our offering and our company. We believe those amendments have served to enrich our Reg-A filing, providing more valuable information to the potential investors.

This Reg-A offering is very important to us, and we plan to keep moving forward and complete the review and comment process with the SEC. Our Reg-A offering is connected with some very strategic activities:

a)Increase the Common stock float of the Company’s traded common stock: We believe this will allow for a more robust shareholder base and secondary market. Additionally, the increase in our float is one of the requirements we need to accomplish a potential up-grade to the OTCQB or OTCQX markets.

b)Redemption of Outstanding Convertible Debt: We believe the redemption of convertible debt will dramatically lower our cost of capital by reducing our operating interest expense. Additionally, this will disaffect our financial results from those expensive cash and non-cash interest expenses, as well as derivatives tied to that convertible debt. This, we expect, will notably increase our net balance sheet, and thus book value of our Company and allow for a more profitable operating business.

c)Mergers and Acquisitions: As with the example of Swisslink, we expect a great deal of our growth will come not just from organic growth, but from strategic vertical and horizontal acquisitions that will allow us to grow our revenue and operating profit, but also by creating cross-selling opportunities with other telecom services as well as administrative and sales synergies.

For the above reasons and others, we plan to keep moving forward in our full and best effort to gain qualification of our Reg A offering, and thus begin implementation as soon as possible. However in the meantime, we have been exploring other alternative funding options, in order to continue on the execution of our Company’s business plan.

For further details about the information of the 10-Q filed, the acquisition of Swisslink, Reg-A offering, or the different projects that we are handling or any question related iQSTEL, Etelix, Swisslink, please feel free to contact us at investors@iqstel.com.

We would like to express our appreciation and gratitude for your trust in iQSTEL, and we look forward to building a World-Class Telecommunications and Internet Services Corporation with you onboard.

Best regards.

Leandro Iglesias

President/CEO

About iQSTEL Inc.:

iQSTEL (OTC: IQST) www.iQSTEL.com is a technology company offering a wide array of services to the Telecommunications Industry. These include services to International Long-Distance Telecommunications Operators (ILD Wholesale), Retail and Corporate markets (ILD Retail), Submarine Fiber Optic Network capacity, Satellite Communications services, Mobile Virtual Network Operator (MVNO) services, Internet of Things (IoT) technology solutions, Data Center facilities capacity leasing, and Blockchain solutions for the Telecommunications industry. iQSTEL fully owns Etelix.com USA LLC (www.etelix.com), a Federal Telecommunications Commission (FCC) licensed, international telecommunication carrier based in Miami, Florida.

About Etelix.com USA, LLC:

Etelix.com USA LLC www.etelix.com is wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc.

www.iqstel.com and www.etelix.com